Exhibit 99.1

Salary.com™ Reports 30th Consecutive Quarter of Revenue Growth

WALTHAM, Mass. – November 5, 2008 – Salary.com, Inc. (NASDAQ: SLRY), a leading provider of on-demand compensation and talent management solutions, today announced financial results for its second quarter of fiscal 2009, which ended September 30, 2008. Revenue in the second quarter was $10.5 million, an increase of 25% over the second quarter of fiscal 2008. Bookings were $11.2 million, an increase of 15% over the second quarter of fiscal 2008.

Kent Plunkett, founder and chief executive officer stated, “We are pleased to have met our top and bottom line objectives in the second quarter of fiscal 2009. During the quarter, Salary.com added over 400 new enterprise customers and expanded our product offerings with the acquisition of InfoBasis. In addition, our products are being more widely recognized by human capital management (HCM) industry analysts as a leader in integrated talent management. As a result, we believe that Salary.com is well positioned to weather the difficult economic environment and emerge with a strong market position and fundamental business.”

Second Quarter of Fiscal 2009 Financial Summary

•	Second quarter fiscal 2009 revenue was $10.5 million.

•

On a GAAP basis, for the second quarter of fiscal 2009, Salary.com reported a net loss of $6.3 million, or ($0.42) per diluted share, compared to a net loss of $2.5 million, or ($0.18) per diluted share, in the second quarter of fiscal 2008.

•

On a non-GAAP basis, excluding the impact of stock-based compensation expense and amortization of intangibles, for the second quarter of fiscal 2009, Salary.com reported a net loss of $3.0 million, or ($0.19) per diluted share, compared to a net loss of $1.0 million, or ($0.08) per diluted share, in the second quarter of fiscal 2008.

•

Cash and cash equivalents at the end of the second quarter of fiscal 2009 were $28.0 million, compared to $34.7 million at end June 30, 2008, with the decrease primarily due to our acquisition of InfoBasis in August 2008 and our increased sales and marketing expenditures to fund previously disclosed growth initiatives.

•

Current deferred revenue grew to $22.2 million at the end of the second quarter of fiscal 2009, an increase from $22.0 million at the end of the first quarter. Total deferred revenue was $24.0 million at the end of the second quarter, an increase from $23.3 million at June 30, 2008 and $22.0 million at March 31, 2008.

•	Cash flow from operations was a net outflow of $1.0 million in the second quarter of fiscal 2009 and free cash flow, a non-GAAP measure, was an outflow of $1.2 million.

Business Highlights

•	Salary.com added over 400 new enterprise customers in the second quarter of fiscal 2009, bringing our enterprise customer count to over 3,300 (including 29% of the Fortune 500).

•

New customer additions in the second quarter of fiscal 2009 included Bissell Inc., Charles River Laboratories, Inc., Klipsch LLC, Snap-On Incorporated, Sony Pictures Entertainment, and Velcro Group Corporation.

•	In August, Salary.com acquired InfoBasis Limited, a leading competency-based, learning and development software company located in the United Kingdom for approximately $5 million. The acquisition broadens Salary.com’s product suite to include learning and development solutions, as well as increasing its global reach.

•

In August, Salary.com announced a number of important new subscribers to its executive compensation benchmarking software, CompAnalyst Executive®. These customers include Guess?, Inc., Sonoco Products Company, Union Pacific Corp., and Cap, Inc. Also of note, Frederic W. Cook & Co., Inc. joined the list of consulting firms using Salary’s CompAnalyst Executive product.

•

Express, a multi-channel retail brand with more than 580 stores across the United States, selected Salary.com’s TalentManager® solution to improve its employee performance review process, better manage compensation administration and more strategically link employee pay to performance.

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In the third quarter, Temper-Pedic International, Inc. chose Salary.com’s CompAnalyst® Market Data product to market internal positions and ensure they are paying competitive compensation for their industry and geographic markets.

•

In October, Salary.com was recognized by Bersin & Associates as an outstanding provider in a recent study on “The Essentials of Performance Management Practices.” Salary.com was also recognized by Human Resource Executive magazine who named Salary.com’s TalentManager Succession Planning top product of the year.

Business Outlook

Bryce Chicoyne, Salary.com’s chief financial officer said, “Based on recent progress with our sales and marketing initiatives and the recognition of the company and its products as market leaders, we remain confident in the near- and long-term prospects for Salary.com. While we are seeing positive signs in our business despite an increasingly difficult economic environment, we are carefully balancing investments in our sales and marketing initiatives with expense management. Our management team remains committed to exiting the year with positive operating cash flow.”

For the third quarter of fiscal 2009, Salary.com expects total revenue in the range of $11.0 million to $11.5 million. Non-GAAP net loss, which excludes non-cash stock-based compensation expenses of approximately $2.2 million and amortization of intangibles of approximately $0.8 million, is expected to be in the range of $3.0 million to $3.5 million. GAAP net loss for the third quarter of fiscal 2009 is expected to be in the range of $6.0 to $6.5 million. Weighted average diluted shares for the quarter are estimated to be approximately 15.6 million shares.

Salary.com expects our full year revenue in fiscal 2009 to be in the range of $43.0 to $46.0 million, and cash flow from operations is expected to be a net outflow in the range of $2.0 million to $5.0 million, taking into consideration that the company has already experienced a cash outflow of $3.0 million in the first half of the year. Non-GAAP net loss, which excludes non-cash impact of stock-based compensation expense of approximately $9.0 million and amortization of intangibles of approximately $3.3 million, is expected to be in the range of $11.3 to $14.3 million. On a GAAP basis, net loss for fiscal 2009 is expected to be in the range of $23.3 to $26.3 million. Weighted average diluted shares for the year are estimated to be approximately 15.1 million shares.

Conference call

What:	Salary.com second quarter financial results conference call and webcast
When:	Wednesday, November 5, 2008
Time:	5:00 PM ET
Live Call:	(888) 203-7337, domestic
(719) 785-9450, international
Replay:	(888) 203-1112, conference ID 4843275, domestic
(719) 457-0820, conference ID 4843275, international
Webcast:	http://investor.salary.com/events.cfm (live and replay)

About Salary.com, Inc.

Salary.com is a leading provider of on-demand compensation and talent management solutions helping businesses and individuals manage pay and performance. Salary.com’s highly configurable software applications, proprietary data and consulting services help HR and compensation professionals automate, streamline and optimize critical talent management processes including: market pricing, compensation planning, performance management, competency management, learning and development, and succession planning. Built with compensation and competency data at the core, Salary.com solutions provide businesses of all sizes with the most productive and cost-effective way to manage and inspire their most important asset — their people. For more information, visit www.salary.com.

Safe Harbor Statement

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Salary.com’s expectations and assumptions concerning future performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, the possibility that we will not achieve GAAP profitability, our ability to expand our customer base and product and service offerings, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, integration and performance of acquired businesses, our ability to hire, retain and motivate our employees and manage our growth, our ability to generate additional revenues from our investments in sales and marketing, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding and general economic factors, as well as those risks and uncertainties described in Salary.com’s filings with the Securities and Exchange Commission. Salary.com expressly disclaims any obligation to update any forward-looking statements.

(SLRY-F)

Contact:

Media:

Rob Halpin

Version 2.0 Communications

617-426-2222

press@salary.com

Investors:

Salary.com, Inc.

Bryce Chicoyne, CFO, 781-464-7889

or

Integrated Corporate Relations

Garo Toomajanian, 781-464-7340

***

Exhibit 1

Salary.com, Inc.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	September 30, 2008	March 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$28,018	$37,727
Accounts receivable, net of allowance for doubtful accounts	5,068	4,734
Prepaid expenses and other current assets	2,082	1,922

Total current assets	35,168	44,383

Property, equipment and software, net	2,273	1,566
Goodwill and intangible assets, net	25,656	19,091
Other assets	1,594	1,169

Total assets	$64,691	$66,209

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued compensation	$4,331	$4,681
Accrued expenses and other current liabilities	3,709	3,146
Deferred revenue, current portion	22,183	20,523

Total current liabilities	30,223	28,350

Deferred revenue, net of current portion	1,770	1,510
Long term liabilities	2,039	181

Total liabilities	34,032	30,041

Total stockholders’ equity
Total stockholders’ equity	30,659	36,168

Total liabilities and stockholders’ equity	$64,691	$66,209

Exhibit 2

Salary.com, Inc.

Consolidated Statements of Operations

(in thousands, unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Subscription revenues	$9,858	$7,781	$18,848	$14,539
Advertising revenues	688	687	1,313	1,468

Total revenues	10,546	8,468	20,161	16,007
Cost of revenues (1)	3,131	1,883	6,372	3,506

Gross profit	7,415	6,585	13,789	12,501

Operating expenses:
Research and development (1)	2,296	1,227	4,105	2,109
Sales and marketing (1)	7,153	4,427	13,643	8,326
General and administrative (1)	3,941	3,620	7,937	6,547
Amortization of intangible assets	444	281	823	415

Total operating expenses	13,834	9,555	26,508	17,397

Loss from operations	(6,419)	(2,970)	(12,719)	(4,896)

Other income:
Interest income	206	514	457	1,075
Other income (expense)	(30)	35	(57)	35

Total other income	176	549	400	1,110

Loss before provision for income taxes	(6,243)	(2,421)	(12,319)	(3,786)
Provision for income taxes	56	89	143	89

Net loss	$(6,299)	$(2,510)	$(12,462)	$(3,875)

Net loss per share - basic and diluted	$(0.42)	$(0.18)	$(0.84)	$(0.29)

Weighted average shares outstanding - basic and diluted	15,144	13,606	14,872	13,483

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended September 30		Six Months Ended September 30
	2008	2007	2008	2007
Cost of revenues	$407	$193	$807	$288
Research and development	521	117	788	119
Sales and marketing	720	380	1,437	582
General and administrative	829	469	1,433	844

	$2,477	$1,159	$4,465	$1,833

Exhibit 3

Salary.com, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net loss	$(6,299)	$(2,510)	$(12,462)	$(3,875)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,167	561	2,183	964
Stock-based compensation	2,477	1,159	4,465	1,833
Other non-cash items	(60)	2,123	(5)	2,182
Change in operating assets and liabilities	1,742	161	2,751	2,002

Net cash provided by (used in) operating activities	(973)	1,494	(3,068)	3,106

Cash flows from investing activities:
Cash paid for acquisition of business	(5,387)	(1,781)	(5,637)	(11,979)
Cash paid for intangible assets	(2)	(9)	(32)	(223)
Increase in restricted cash	(6)	(300)	(378)	(300)
Purchases of property and equipment	(221)	(65)	(548)	(181)
Capitalization of software development costs	(34)	(72)	(79)	(234)

Net cash used in investing activities	(5,650)	(2,227)	(6,674)	(12,917)

Cash flows from financing activities:
Net proceeds from exercise (buyback) of common stock options and warrants	(5)	248	95	239
Repayments of notes payable	(64)	—	(64)	—

Net cash provided by (used in) financing activities	(69)	248	31	239

Effect of exchange rate changes on cash and cash equivalents	3	—	2	—

Decrease in cash and cash equivalents	(6,689)	(485)	(9,709)	(9,572)
Cash and cash equivalents, beginning of period	34,707	39,929	37,727	49,016

Cash and cash equivalents, end of period	$28,018	$39,444	$28,018	$39,444

Exhibit 4

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

(in thousands, unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2008	2007	2008	2007
Reconciliation of GAAP loss from operations to non-GAAP loss from operations:

Loss from operations	$(6,419)	$(2,970)	$(12,719)	$(4,896)
Amortization of intangible assets	444	281	823	415
Amortization of intangible assets (included in cost of revenues)	425	28	822	47
Stock-based compensation	2,477	1,159	4,465	1,833

Non-GAAP loss from operations	$(3,073)	$(1,502)	$(6,609)	$(2,601)

Reconciliation of GAAP net loss to non-GAAP net loss:
GAAP net loss	$(6,299)	$(2,510)	$(12,462)	$(3,875)
Amortization of intangible assets	444	281	823	415
Amortization of intangible assets (included in cost of revenues)	425	28	822	47
Stock-based compensation	2,477	1,159	4,465	1,833

Non-GAAP net loss	$(2,953)	$(1,042)	$(6,352)	$(1,580)

Non-GAAP net loss per share	$(0.19)	$(0.08)	$(0.43)	$(0.12)

Weighted average shares outstanding - basic and diluted	15,144	13,606	14,872	13,483

Reconciliation of GAAP cash flow from (used by) operations to non-GAAP free cash flow:

GAAP cash flow from (used by) operations	$(973)	$1,494	$(3,068)	$3,106
Purchases of property and equipment	(221)	(65)	(548)	(181)
Capitalization of software development costs	(34)	(72)	(79)	(234)

Free cash flow	$(1,228)	$1,357	$(3,695)	$2,691

Exhibit 5

SALARY.COM

Reconciliation of Certain GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	Three months ended September 30, 2008
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Non-GAAP Results
Cost of revenues	$3,131	$(425)	$(407)	$2,299

Research and development expenses	2,296	—	(521)	1,775
Sales and marketing expenses	7,153	—	(720)	6,433
General and administrative expenses	3,941	—	(829)	3,112
Amortization of intangible assets	444	(444)	—	—

Total operating expenses	$13,834	$(444)	$(2,070)	$11,320

	Three months ended September 30, 2007
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Non-GAAP Results
Cost of revenues	$1,883	$(28)	$(193)	$1,662

Research and development expenses	1,227	—	(117)	1,110
Sales and marketing expenses	4,427	—	(380)	4,047
General and administrative expenses	3,620	—	(469)	3,151
Amortization of intangible assets	281	(281)	—	—

Total operating expenses	$9,555	$(281)	$(966)	$8,308

	Six months ended September 30, 2008
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Non-GAAP Results
Cost of revenues	$6,372	$(822)	$(807)	$4,743

Research and development expenses	4,105	—	(788)	3,317
Sales and marketing expenses	13,643	—	(1,437)	12,206
General and administrative expenses	7,937	—	(1,433)	6,504
Amortization of intangible assets	823	(823)	—	—

Total operating expenses	$26,508	$(823)	$(3,658)	$22,027

	Six months ended September 30, 2007
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Non-GAAP Results
Cost of revenues	$3,506	$(47)	$(288)	$3,171

Research and development expenses	2,109	—	(119)	1,990
Sales and marketing expenses	8,326	—	(582)	7,744
General and administrative expenses	6,547	—	(844)	5,703
Amortization of intangible assets	415	(415)	—	—

Total operating expenses	$17,397	$(415)	$(1,545)	$15,437

The non-GAAP financial measures in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Salary.com’s management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP financial measures discussed in the press release exclude amortization of intangible assets and stock-based compensation. By excluding these non-cash charges, Salary.com can evaluate its operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of the SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.